Exhibit 99.1

Press Release

Federated Investors, Inc. Reports First Quarter 2006 Earnings

•	Total assets increase to record $217.5 billion at quarter end

•	Equity assets reach record $31.6 billion and money market assets reach record $163.6 billion at quarter end

•	Board increases quarterly dividend 20 percent from $0.15 to $0.18

(PITTSBURGH, Pa., April 27, 2006) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share of $0.45 for the quarter ended March 31, 2006. These results include net earnings of $2.8 million or $0.03 per share classified as income from discontinued operations related to the sale of the company’s trade-clearing operation. This sale, to be completed over a series of closings, began in Q1 2006 and is expected to be substantially complete by the end of Q2 2006. Federated’s Q1 2006 results also include a pre-tax charge of $2.0 million or $0.01 net per share for severance expense and $1.3 million pre-tax or $0.01 net per share in stock-based compensation expense resulting from the required adoption of SFAS 123(R). In addition, revenues were reduced by $1.0 million pre-tax or $0.01 net per share from the impact of advisory fee reductions implemented on Jan. 1, 2006.

Federated’s income from continuing operations was $0.43 per diluted share for the quarter ended March 31, 2006 compared with $0.06 per share for the same quarter last year. Income from continuing operations was $46.1 million for Q1 2006 compared to $6.8 million for Q1 2005.

Federated’s total managed assets were $217.5 billion at March 31, 2006, up $38.5 billion or 22 percent from $179.0 billion at March 31, 2005 and up $4.1 billion or 2 percent from the $213.4 billion reported at Dec. 31, 2005. Through its mutual funds and separately managed accounts, Federated managed $53.9 billion in equity and fixed-income assets as of March 31, 2006, a 1 percent increase from $53.2 billion as of March 31, 2005. Average managed assets for Q1 2006 were $217.5 billion, up $38.1 billion or 21 percent from $179.4 billion reported for Q1 2005 and up $7.4 billion or 4 percent from $210.1 billion in average managed assets reported for Q4 2005.

“Federated continues its commitment to enhance the investment performance of our equity portfolios, develop new products and complete acquisitions, such as the two transactions closed during the first quarter, in order to grow our assets under management,” said J. Christopher Donahue, president and CEO.

Contacts: MEDIA Meghan McAndrew (412) 288-8103 mmcandrew@federatedinv.com	MEDIA J.T. Tuskan (412) 288-7895 jtuskan@federatedinv.com	ANALYSTS Ray Hanley (412) 288-1920 rhanley@federatedinv.com

Federated Reports Q1 Earnings

April 27, 2006

Federated’s board of directors declared a quarterly dividend of $0.18 per share, an increase of 20 percent from $0.15 per share last quarter. The dividend is payable on May 15, 2006 to shareholders of record as of May 8, 2006. During Q1 2006, Federated purchased 632,607 shares of class B common stock for $22.9 million.

Federated’s equity assets were $31.6 billion at March 31, 2006, up $3.3 billion or 12 percent from $28.3 billion at March 31, 2005 and up $1.8 billion or 6 percent from $29.8 billion at Dec. 31, 2005. Federated’s top selling equity mutual funds on a net basis were: Federated Kaufmann Small Cap Fund, Federated Kaufmann Fund, Federated Strategic Value Fund and Federated Muni and Stock Advantage Fund. Federated continued to grow assets through strategic acquisitions in Q1 2006 as Federated Mid-Cap Index Fund acquired $218 million in assets from the Mason Street Index 400 Fund and Federated Kaufmann Fund acquired $158 million in assets from the Wayne Hummer Growth Fund.

Federated’s fixed-income assets were $22.3 billion at March 31, 2006, down $2.6 billion or 10 percent from $24.9 billion at March 31, 2005 and down $0.7 billion or 3 percent from $23.0 billion at Dec. 31, 2005. Federated’s top selling fixed-income mutual funds on a net basis were: Federated Total Return Government Fund, Federated Total Return Bond Fund and Federated Intermediate Government/Corporate Fund.

Money market assets in both funds and separate accounts were $163.6 billion at March 31, 2006, up $37.9 billion or 30 percent from $125.7 billion at March 31, 2005 and up $3.0 billion or 2 percent from $160.6 billion at Dec. 31, 2005. Money market mutual fund assets increased to $146.0 billion at the end of Q1 2006, up 33 percent from $109.9 billion at March 31, 2005 and up slightly from $145.3 billion Dec. 31, 2005.

Financial Summary

For Q1 2006, revenue increased $36.9 million or 18 percent to $238.8 million as compared to $201.9 million for the same quarter last year, primarily due to Federated’s acquisition of Alliance Capital Management L.P.’s cash management business in 2005 and to organic growth in money market assets. Higher equity assets also led to the increase in revenue, partially offset by lower fixed income assets. Revenue for Q1 2006 included the impact of $1.0 million in advisory-fee reductions implemented Jan. 1, 2006 related to the company’s settlement with the New York State Attorney General. For Q1 2006, Federated derived 47 percent of its revenue from money market assets, 38 percent from equity assets, 14 percent from fixed-income assets and 1 percent from other products.

Federated Reports Q1 Earnings

April 27, 2006

Operating expenses for Q1 2006 of $164.6 million decreased by $8.7 million or 5 percent from $173.3 million for Q1 2005. Marketing and distribution expense was affected primarily by higher expenses related to the Alliance acquisition.

Discontinued operations for Q1 2006 reflects $1.0 million or $0.01 per share of primarily after-tax operating income related to Federated’s trade-clearing operation, which the company began to divest in Q1 2006, and $1.8 million or $0.02 per share for the reversal of a tax-valuation allowance for the portion of Federated’s capital loss carryforwards that will likely be realized as a result of the capital gain expected on the sale of the trade-clearing operation.

Federated’s assets by market definitions changed as of Jan. 1, 2006. Channels that had been included in the former Institutional market are now included in the Broker/Dealer and Wealth Management & Trust markets. For further explanations of these changes, please see the Managed Assets schedule herein or for historical data, please see the Historical Assets Under New Market Definitions chart on the About Us page of FederatedInvestors.com.

Federated will host an earnings conference call at 9 a.m. Eastern on April 28, 2006. Investors are invited to listen to Federated’s Q1 earnings teleconference by calling 888-412-9259 (domestic) or 706-679-0848 (international) prior to the 9 a.m. start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until May 5, 2006 by calling 800-642-1687 (domestic) or 706-645-9291 (international) and entering code 7696082.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $217.5 billion in assets as of March 31, 2006. With 140 mutual funds and a variety of separately managed accounts options, Federated provides comprehensive investment management to nearly 5,500 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top two percent of money market fund managers in the industry, the top seven percent of fixed-income fund managers and the top seven percent of equity fund managers1. For more information, visit FederatedInvestors.com.

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1	Strategic Insight, February 28, 2006. Based on assets under management in open-end funds.

Certain statements in this press release, such as those related to the development of enhanced investment performance, the development of new products and acquisition activity, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Among other risks and uncertainties is the ability of the Company to implement processes to enhance investment performance, increase sales as a result of new products it may create, identify and complete suitable acquisitions at acceptable prices and the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. Many of these factors may be impacted as a result of the ongoing threat of terrorism. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q1 Earnings

April 27, 2006

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Investment Counseling, a registered investment advisor.

Federated Reports Q1 Earnings

April 27, 2006

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended March 31,		% Change Q1 2005 to Q1 2006	Quarter Ended Dec. 31, 2005	% Change Q4 2005 to Q1 2006
	2006	2005
Revenue
Investment advisory fees, net	$148,055	$134,879	10%	$148,643	(0)%
Administrative service fees, net	36,098	30,056	20	36,227	(0)
Other service fees, net	52,877	35,225	50	52,189	1
Other, net	1,751	1,785	(2)	1,533	14

Total Revenue	238,781	201,945	18	238,592	0

Operating Expenses
Compensation and related	49,576	43,213	15	41,474	20
General and administrative
Marketing and distribution	69,952	37,357	87	65,618	7
Professional service fees	7,587	7,774	(2)	8,443	(10)
Office and occupancy	5,526	5,362	3	6,551	(16)
Systems and communications	4,756	4,218	13	5,011	(5)
Advertising and promotional	3,952	3,173	25	2,969	33
Travel and related	2,614	2,463	6	3,370	(22)
Settlement expense	0	50,550	(100)	42	(100)
Other	2,912	3,093	(6)	3,325	(12)

Total general and administrative	97,299	113,990	(15)	95,329	2
Amortization of deferred sales commissions	13,508	13,599	(1)	12,246	10
Amortization of intangible assets	4,227	2,479	71	4,126	2

Total Operating Expenses	164,610	173,281	(5)	153,175	7

Operating Income	74,171	28,664	159	85,417	(13)

Nonoperating Income (Expenses)
Investment income, net	3,214	1,593	102	3,143	2
Debt expense––recourse	(65)	(83)	(22)	(93)	(30)
Debt expense––nonrecourse	(2,153)	(4,587)	(53)	(4,158)	(48)
Other, net	(1)	(44)	(98)	0	0

Total Nonoperating Income (Expenses), net	995	(3,121)	(132)	(1,108)	(190)

Minority interest	1,501	2,449	(39)	2,715	(45)

Income from continuing operations before income taxes	73,665	23,094	219	81,594	(10)
Income tax provision	27,580	16,302	69	30,244	(9)

Income from continuing operations	46,085	6,792	579	51,350	(10)

Discontinued operations, net of tax*	2,836	236	1,102	477	495

Net Income	$48,921	$7,028	596%	$51,827	(6)%

Earnings Per Share—Basic
Income from continuing operations	$0.44	$0.06	633%	$0.48	(8)%
Income from discontinued operations	$0.03	$0.00	0%	$0.00	0%

Net Income**	$0.46	$0.07	557%	$0.49	(6)%

Earnings Per Share—Diluted
Income from continuing operations	$0.43	$0.06	617%	$0.47	(9)%
Income from discontinued operations	$0.03	$0.00	0%	$0.00	0%

Net Income**	$0.45	$0.06	667%	$0.48	(4)%

Weighted-average shares outstanding
Basic	105,639	106,326		106,108

Diluted	108,125	108,322		108,587

Dividends declared per share	$0.150	$0.125		$0.150

*	Discontinued operations reflects the after-tax operating income of Federated’s trade-clearing operation sold in Q1 2006 ($1.0 million) and the related reversal of a deferred tax asset valuation allowance ($1.8 million).
**	May not sum due to rounding.

Federated Reports Q1 Earnings

April 27, 2006

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2006	Dec. 31, 2005
Assets
Cash, restricted cash and other short-term investments	$295,979	$284,805
Other current assets	66,589	61,618
Deferred sales commissions, net	146,200	157,562
Intangible assets, net	377,452	370,026
Other long-term assets	23,557	22,610

Total Assets	$909,777	$896,621

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$176,957	$166,300
Long-term debt—recourse	223	243
Long-term debt—nonrecourse	147,674	159,784
Other long-term liabilities and minority interest	27,766	29,965
Shareholders’ equity excluding treasury stock	1,127,526	1,090,915
Treasury stock	(570,369)	(550,586)

Total Liabilities, Minority Interest and Shareholders’ Equity	$909,777	$896,621

Changes in Equity and Fixed-Income Fund Assets

(in millions)

	Quarter Ended March 31,
	2006	2005
Equity Funds
Beginning Assets	$26,031	$25,951

Sales	1,517	1,379
Redemptions	(1,922)	(1,526)

Net redemptions	(405)	(147)
Net exchanges	20	23
Acquisition and related	376	0
Other*	1,545	(548)

Ending Assets	$27,567	$25,279

Fixed-Income Funds
Beginning Assets	$19,037	$21,137

Sales	1,297	1,485
Redemptions	(1,737)	(1,988)

Net redemptions	(440)	(503)
Net exchanges	(28)	(33)
Other*	10	(5)

Ending Assets	$18,579	$20,596

*	Includes changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Federated Reports Q1 Earnings

April 27, 2006

(in millions)

MANAGED ASSETS

	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005
By Asset Class
Equity	$31,552	$29,785	$29,650	$28,886	$28,345
Fixed-income	22,342	23,017	23,800	24,357	24,879
Money market	163,604	160,621	153,985	151,431	125,747

Total Managed Assets	$217,498	$213,423	$207,435	$204,674	$178,971

By Market*
Wealth Management & Trust	$107,885	$105,918	$101,980	$104,190	$96,477
Broker/Dealer	82,969	82,886	82,171	76,777	57,294
Global Institutional	20,441	18,592	17,300	17,821	19,314
Other	6,203	6,027	5,984	5,886	5,886

Total Managed Assets	$217,498	$213,423	$207,435	$204,674	$178,971

By Product Type
Mutual Funds:
Equity	$27,567	$26,031	$26,098	$25,573	$25,279
Fixed-income	18,579	19,037	19,744	20,237	20,596
Money market	145,978	145,289	139,621	136,852	109,895

Total Fund Assets	$192,124	$190,357	$185,463	$182,662	$155,770

Separate Accounts:
Equity	$3,985	$3,754	$3,552	$3,313	$3,066
Fixed-income	3,763	3,980	4,056	4,121	4,283
Money market	17,626	15,332	14,364	14,578	15,852

Total Separate Accounts	$25,374	$23,066	$21,972	$22,012	$23,201

Total Managed Assets	$217,498	$213,423	$207,435	$204,674	$178,971

AVERAGE MANAGED ASSETS

	Quarter Ended
	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005
By Asset Class
Equity	$30,696	$29,386	$29,542	$28,279	$28,558
Fixed-income	22,743	23,248	24,102	24,590	25,463
Money market	164,061	157,433	154,416	140,191	125,385

Total Avg. Assets	$217,500	$210,067	$208,060	$193,060	$179,406

By Product Type
Mutual Funds:
Equity	$26,779	$25,760	$26,043	$25,114	$25,521
Fixed-income	18,874	19,249	20,007	20,410	21,013
Money market	146,096	143,691	140,060	125,037	109,334

Total Avg. Fund Assets	$191,749	$188,700	$186,110	$170,561	$155,868

Separate Accounts:
Equity	$3,917	$3,626	$3,499	$3,165	$3,037
Fixed-income	3,869	3,999	4,095	4,180	4,450
Money market	17,965	13,742	14,356	15,154	16,051

Total Avg. Separate Accts.	25,751	$21,367	$21,950	$22,499	$23,538

Total Avg. Assets	$217,500	$210,067	$208,060	$193,060	$179,406

ADMINISTERED ASSETS

	Quarter Ended
	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005
Period End	$18,555	$18,271	$18,632	$17,612	$18,169
Average	$18,494	$17,908	$18,020	$17,661	$19,365

*	Federated’s market definitions changed as of Jan. 1, 2006. Channels that had been included in the former Institutional market are now included in the Broker/Dealer and the Wealth Management & Trust markets. For further explanations of these changes and historical data, please see the Historical Assets Under New Market Definition chart on the About Us page of FederatedInvestors.com.